Exhibit 99.1

Lantheus Reports Third Quarter 2026 Financial Results

•
Worldwide revenue of $389.9 million in the third quarter of 2026
•
GAAP fully diluted earnings per share of $0.33, compared to $0.41 in the third quarter of 2025
•
Adjusted fully diluted earnings per share of $1.68, compared to $1.27 in the third quarter of 2025
•
FDA approves TAUKLARIFY™ (florquinitau F-18 injection); an F-18-labeled tau PET imaging agent for the evaluation of adults with cognitive impairment being assessed for Alzheimer’s disease
•
FDA grants final approval for BRAVNETSA™ (lutetium Lu 177 dotatate); the only radiopharmaceutical the FDA has determined to be bioequivalent and therapeutically equivalent to LUTATHERA® for the treatment of adults with somatostatin receptor-positive gastroenteropancreatic neuroendocrine tumors (GEP-NETs)
•
Announced on August 3, 2026 that the Company has entered into a definitive agreement to merge with Curium under which Curium US Holdings LLC will acquire all outstanding shares of the Company in an all-cash transaction that represents a total transaction value of up to approximately $8.0 billion

BEDFORD, Mass., November 5, 2026 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (Lantheus or the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its third quarter ended September 30, 2026.

In addition, and as previously announced, Lantheus entered into a definitive agreement on August 3, 2026 to merge with Curium under which Curium US Holdings LLC will acquire all outstanding shares of Lantheus for $102.50 per share in cash at closing, plus non-transferable Contingent Value Rights (“CVRs”) providing for up to $12.00 per share in potential additional cash payments, subject to achievement of specified commercial milestones for Lantheus’ products through 2030. The transaction represents a total per share consideration of up to $114.50 and a total transaction value of up to approximately $8.0 billion. Together, Curium and Lantheus are positioned to create a radiopharmaceutical company spanning diagnostics and therapeutics, with the infrastructure and capabilities to serve patients in more than 70 countries. The Board of Directors of Lantheus has unanimously approved the transaction. Additional information regarding the transaction is available in the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2026.

In connection with the pending transaction, Lantheus is suspending its previously issued full year 2026 financial guidance and will not be hosting a conference call in connection with its third quarter 2026 results.

Summary Financial Results

	Three Months Ended September 30,
(in millions, except per share data - unaudited)	2026	2025	% Change
Worldwide revenue	$389.9	$384.0	1.5%
GAAP net income	$22.4	$27.8	(19.4%)
GAAP fully diluted earnings per share	$0.33	$0.41	(19.5%)
Adjusted net income (non-GAAP)	$115.1	$85.7	34.3%
Adjusted fully diluted earnings per share (non-GAAP)	$1.68	$1.27	32.3%

Third Quarter 2026

•
Worldwide revenue increased 1.5% to $389.9 million compared to the same period in 2025.
•
Sales of PYLARIFY were $238.9 million, a decrease of 0.7%.

•
Sales of Neuraceq were $45.6 million, an increase of 123.0%.
•
Sales of DEFINITY were $85.7 million, an increase of 4.8%.
•
Operating income decreased 26.2% to $32.2 million. Adjusted operating income (non-GAAP) increased 28.1% to $153.2 million.
•
Fully diluted earnings per share decreased 19.5% to $0.33, compared to fully diluted earnings per share of $0.41 in the prior year period. Adjusted fully diluted earnings per share (non-GAAP) increased 32.3% to $1.68, compared to $1.27 in the prior year period.
•
Net cash provided by operating activities and free cash flow were $102.0 million and $99.9 million, respectively.

Balance Sheet

•
At September 30, 2026, the Company's cash and cash equivalents were $683.6 million, compared to $359.1 million at December 31, 2025.
•
The Company currently has access to up to $750.0 million from a revolving line of credit.

Recent Business Highlights

•
Received CMS Transitional Pass-Through payment status and a permanent HCPCS code, each effective October 1, 2026, for PYLARIFY® TruVu™ (piflufolastat F18), supporting the Company’s previously announced phased geographic commercial launch.
•
Received FDA approval for TAUKLARIFY (florquinitau F-18 injection), an F-18-labeled tau PET imaging agent for the evaluation of adults with cognitive impairment being assessed for Alzheimer’s disease. The Company intends to continue supporting Alzheimer’s disease therapeutic programs through its Pharma Solutions business while assessing the appropriate path toward broader commercial availability.
•
Received final FDA approval for BRAVNETSA (lutetium Lu 177 dotatate), the only radiopharmaceutical the FDA has determined to be bioequivalent and therapeutically equivalent to LUTATHERA® for the treatment of adults with somatostatin receptor-positive gastroenteropancreatic neuroendocrine tumors; the Company is preparing for a thoughtful commercial launch to support reliable supply and broad patient access.
•
Dosed the first patient in the SPARROW study, a Phase 2/3 registrational trial evaluating LNTH-2401, the Company’s investigational GRPR-targeted PET imaging agent for prostate cancer; the Phase 3 portion is expected to enroll approximately 400 participants and evaluate diagnostic performance, safety and tolerability.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada, Germany, Switzerland, Sweden and the United Kingdom, Lantheus has been providing radiopharmaceutical solutions for 70 years. For more information, visit www.lantheus.com.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted fully diluted net income per share; adjusted operating income, and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their use of terms such as “advance,” “believe,” “continue,” “could,” “driving,” “expect,” “guidance,” “maintain,” “may,” “on track,” “plan,” “potential,” “predict,” “progress,” “should,” “target,” “will,” “would” and other similar terms, or by express or implied discussions regarding the pending merger with Curium (the “Merger”). Such forward-looking statements include our plans to successfully execute on the commercialization of marketed products, ensure launch readiness for new products, advance a focused late-stage pipeline, and allocate capital thoughtfully, and our focus mainly on our radiodiagnostic business and pursuing value-maximizing alternatives for our radiotherapeutic assets, and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion, penetration and reimbursement for our established commercial products, particularly PYLARIFY, DEFINITY and Neuraceq, in a competitive environment and our ability to clinically and commercially differentiate our products; (ii) our ability to complete the technology transfer across our positron emission tomography (“PET”) manufacturing facilities (“PMF”) network for PYLARIFY TruVu, the new formulation of our F-18 prostate-specific membrane antigen (“PSMA”) PET imaging agent approved by the U.S. Food and Drug Administration (“FDA”) on March 6, 2026, to obtain FDA approval for each PMF to manufacture PYLARIFY TruVu, to maintain adequate coverage and payment for PYLARIFY TruVu, including the transitional pass-through payment status (“TPT Status”) granted by the Centers for Medicare & Medicaid Services, as announced on September 30, 2026, to have payers add Healthcare Common Procedure Coding System (“HCPCS”) code for PYLARIFY TruVu effective October 1, 2026 to their systems on a timely basis and to have customers adopt PYLARIFY TruVu; (iii) the availability of raw materials, key components, equipment, manufacturing time slots, either used in the production of our products and product candidates, or by customers of our products and product candidates, including, but not limited to PET scanners for PYLARIFY, PYLARIFY TruVu, Neuraceq, TAUKLARIFY, LNTH-2501 and NAV-4694; (iv) our ability to have third parties manufacture our products and product candidates and our ability to manufacture DEFINITY in our in-house manufacturing facility, in amounts and at the times needed; (v) our ability to satisfy our obligations under our existing clinical development partnerships using Neuraceq, MK-6240 or NAV-4694 and other assets as a research tool and under the license agreements through which we have rights to those assets, to support TAUKLARIFY (florquinitau F-18 injection), also referred to as MK-6240, which was approved by the FDA on August 14, 2026, including through our Pharma Solutions business, and to determine an appropriate path and timing toward its broader commercial availability, and to further develop and commercialize NAV-4694 as an approved product; (vi) our ability to continue to successfully integrate acquisitions, including of Lantheus Biosciences, which could be impacted by unforeseen expenses related to integration activities, the potential for unforeseen liabilities within that business, the ability to integrate disparate information technology systems, retain key talent and create a merged corporate culture that successfully realizes the full potential of the combined organization; (vii) our ability to obtain FDA approval for LNTH-2501, our investigational kit for the preparation of Gallium-68 edotreotide injection, which has been studied for use in conjunction with a PET scan to stage and localize neuroendocrine tumors in adult and pediatric patients, including satisfactorily resolving certain unresolved third-party facility inspection-related conditions identified in the Complete Response Letter issued by the FDA on June 26, 2026 and obtaining approval of a resubmitted new drug application, and to successfully commercialize LNTH-2501, if approved; (viii) the timing, execution and success of our planned commercialization of BRAVNETSA (lutetium Lu 177 dotatate), previously known as PNT2003, which received final FDA approval on September 22, 2026, including in light of competing lutetium Lu 177 dotatate products, our ability to successfully defend the favorable U.S. District Court ruling invalidating all patents asserted in the related Hatch-Waxman litigation, which is currently on appeal before the U.S. Court of Appeals for the Federal Circuit, and our dependence on POINT Biopharma Global Inc. to manufacture and supply BRAVNETSA; (ix) the cost, efforts and timing for clinical development, manufacturing, regulatory approval, adequate coding, coverage and payment and successful commercialization of our newly approved products, product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake, including the SPARROW Phase 2/3 registrational trial of LNTH-2401, and the risk of further impairment of our in-process research and development assets; (x) the timing, execution, and success of our strategic program to simplify and streamline our operations so we can focus mainly on our radiodiagnostic business and pursue value-maximizing alternatives for our radiotherapeutic assets; (xi) our ability to identify opportunities to collaborate with strategic partners and to acquire or in-license additional product opportunities in oncology, neurology and other strategic areas and continue to grow and advance our pipeline of products, subject to the restrictions on the conduct of our business under the Agreement and Plan of Merger, dated as of August 3, 2026 (the “Merger Agreement”), by and among us, Curium US Holdings LLC (the “Parent”), and Coco Merger Sub Inc.; (xii) the timing and outcome of the actions filed against us by alleged stockholders, and of demands or litigation relating to the transactions contemplated by the Merger Agreement; (xiii) the effect that changes to management could have on our business; (xiv) our ability and the ability of the Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the remaining closing conditions in the agreement, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which was extended on October 21, 2026 by the Federal Trade Commission), and the receipt of other required antitrust and foreign direct investment approvals; (xv) statements about the expected time frame for completing the proposed Merger; (xvi) our and the Parent’s beliefs and expectations and statements about the benefits sought to be achieved by the proposed Merger; (xvii) the potential effects of the proposed Merger on us and the Parent, including on our relationships with customers, suppliers and employees, and the costs we have incurred and will incur in connection with the proposed Merger whether or not it is completed; (xviii) the possibility of any termination of the Merger Agreement, including in circumstances that would require us to pay a termination fee; (xix) whether any payments will be made under the contingent value rights to be issued in the proposed Merger; and (xx) the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

- Tables Follow -

Lantheus Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$389,913	$384,014	$1,155,426	$1,134,823
Cost of goods sold	146,501	161,648	439,237	433,746
Gross profit	243,412	222,366	716,189	701,077
Operating expenses
Sales and marketing	48,059	48,828	183,548	132,372
General and administrative	70,383	81,898	148,549	205,229
Research and development	92,764	48,025	170,345	129,828
Total operating expenses	211,206	178,751	502,442	467,429
Operating income	32,206	43,615	213,747	233,648
Interest expense	4,940	4,950	14,719	14,671
Net loss (gain) on investment in equity securities	12,164	(1,160)	6,795	(871)
Loss (gain) on sale of business, net of transaction costs	83	—	(59,444)	—
Other income, net	(6,758)	(2,556)	(20,330)	(23,579)
Income before income taxes	21,777	42,381	272,007	243,427
Income tax (benefit) expense	(594)	14,610	56,190	63,956
Net income	$22,371	$27,771	$215,817	$179,471
Net income per common share:
Basic	$0.34	$0.41	$3.32	$2.63
Diluted	$0.33	$0.41	$3.21	$2.60
Weighted average common shares outstanding:
Basic	65,297	67,230	65,066	68,132
Diluted	68,413	67,663	67,137	69,038

Lantheus Holdings, Inc.

Consolidated Revenues Analysis

(in thousands, except percent data – unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2026	2025	Change $	Change %	2026	2025	Change $	Change %
PYLARIFY	$238,930	$240,616	$(1,686)	(0.7)%	$720,220	$748,912	$(28,692)	(3.8)%
Total oncology	238,930	240,616	(1,686)	(0.7)%	720,220	748,912	(28,692)	(3.8)%
Neuraceq	45,577	20,442	25,135	123.0%	120,632	20,442	100,190	490.1%
Total neurology	45,577	20,442	25,135	123.0%	120,632	20,442	100,190	490.1%
DEFINITY	85,673	81,785	3,888	4.8%	258,579	244,935	13,644	5.6%
Total cardiology	85,673	81,785	3,888	4.8%	258,579	244,935	13,644	5.6%
Strategic partnerships and other	19,733	13,705	6,028	44.0%	55,995	36,042	19,953	55.4%
SPECT	—	27,466	(27,466)	(100.0)%	—	84,492	(84,492)	(100.0)%
Total revenues	$389,913	$384,014	$5,899	1.5%	$1,155,426	$1,134,823	$20,603	1.8%

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and percent data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$22,371	$27,771	$215,817	$179,471
Stock and incentive plan compensation	21,876	24,501	57,925	68,020
Amortization of acquired intangible assets	16,723	14,639	50,169	30,626
Impairment of intangible assets	31,000	—	31,000	—
Contingent consideration fair value adjustments	3,169	982	(28,586)	982
Non-recurring fees	7	—	9,292	2,633
Loss (gain) on sale of business, net of transaction costs	83	—	(59,444)	—
Strategic collaboration and license costs	(121)	860	116	16,273
Net loss (gain) on investment in equity securities	12,164	(1,116)	6,795	(785)
Acquisition, integration and divestiture-related items	46,941	34,973	50,044	62,645
Other	(514)	(16)	32,617	(3,170)
Income tax effect of non-GAAP adjustments(a)	(38,625)	(16,888)	(49,924)	(50,890)
Adjusted net income	$115,074	$85,706	$315,821	$305,805
Adjusted net income, as a percentage of revenues	29.5%	22.3%	27.3%	26.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income per share - diluted	$0.33	$0.41	$3.21	$2.60
Stock and incentive plan compensation	0.32	0.36	0.86	0.99
Amortization of acquired intangible assets	0.24	0.22	0.75	0.44
Impairment of intangible assets	0.45	—	0.46	—
Contingent consideration fair value adjustments	0.05	0.01	(0.43)	0.01
Non-recurring fees	0.00	—	0.14	0.04
Loss (gain) on sale of business, net of transaction costs	0.00	—	(0.89)	—
Strategic collaboration and license costs	(0.00)	0.01	0.00	0.24
Net loss (gain) on investment in equity securities	0.18	(0.02)	0.10	(0.01)
Acquisition, integration and divestiture-related items	0.69	0.52	0.75	0.91
Other	(0.01)	(0.00)	0.49	(0.04)
Income tax effect of non-GAAP adjustments(a)	(0.56)	(0.25)	(0.74)	(0.74)
Adjusted net income per share - diluted(b)	$1.68	$1.27	$4.70	$4.43
Weighted-average common shares outstanding - diluted	68,413	67,663	67,137	69,038

(a)
Represents the estimated income tax effect of the adjustments between GAAP net income and adjusted net income (non-GAAP).
(b)
Amounts may not add due to rounding.

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(in thousands, except per share and percent data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating income	$32,206	$43,615	$213,747	$233,648
Stock and incentive plan compensation	21,876	24,501	57,925	68,020
Amortization of acquired intangible assets	16,723	14,639	50,169	30,626
Impairment of intangible assets	31,000	—	31,000	—
Contingent consideration fair value adjustments	3,169	982	(28,586)	982
Non-recurring fees	7	—	9,292	2,633
Strategic collaboration and license costs	32	860	269	16,273
Acquisition, integration and divestiture-related items	46,175	34,973	55,404	62,645
Other	2,011	(16)	35,142	1,557
Adjusted operating income	$153,199	$119,554	$424,362	$416,384
Adjusted operating income, as a percentage of revenues	39.3%	31.1%	36.7%	36.7%

Lantheus Holdings, Inc.

Reconciliation of Free Cash Flow

(in thousands – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$101,974	$105,294	$319,304	$299,963
Capital expenditures	(2,046)	(10,622)	(7,607)	(27,301)
Free cash flow	$99,928	$94,672	$311,697	$272,662

Net cash (used in) provided by investing activities	$(11,135)	$(319,468)	$12,828	$(615,658)
Net cash used in financing activities	$(460)	$(99,166)	$(7,578)	$(215,798)

Lantheus Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands – unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$683,610	$359,121
Accounts receivable, net	345,684	358,640
Inventory, net	64,212	64,674
Income tax receivable	—	15,387
Other current assets	30,204	21,400
Assets held for sale	—	80,742
Total current assets	1,123,710	899,964
Investment in equity securities	98,427	42,213
Long-term notes receivable	25,297	—
Property, plant and equipment, net	149,627	163,686
Intangibles, net	641,612	722,779
Goodwill	238,626	239,517
Deferred tax assets, net	121,135	109,196
Other long-term assets	57,699	50,044
Total assets	$2,456,133	$2,227,399
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and other borrowings	$605	$738
Accounts payable	47,700	42,906
Accrued expenses and other current liabilities	297,662	267,307
Liabilities held for sale	—	22,468
Total current liabilities	345,967	333,419
Asset retirement obligations	257	138
Long-term debt and other borrowings, net of current portion	571,136	568,678
Long-term deferred tax liabilities	41,136	54,246
Long-term contingent consideration liabilities, net of current portion	51,657	73,255
Other long-term liabilities	90,268	107,866
Total liabilities	1,100,421	1,137,602
Total stockholders’ equity	1,355,712	1,089,797
Total liabilities and stockholders’ equity	$2,456,133	$2,227,399

Contacts:

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Executive Director, External Communications

646-975-2533

media@lantheus.com